Power of Attorney


January 2, 2004


	I, John Haughey, hereby designate and authorize Jack Menache and/or Anita

Paque to file Forms 3, 4, and 5 for me and on my behalf with the Securities and

Exchange Commission, and to sign my name to such forms with the same force and effect as if I had personally affixed my signature thereto.  This power of attorney shall remain in effect until January 1, 2005, or until sooner terminated by written notice to Jack Menache, Anita Paque and the Securities and

Exchange Commission.



	John Haughey